Exhibit 21

COVENTRY HEALTH CARE, INC.

LIST OF SUBSIDAIRES

FEBRUARY 20, 2009

Wholly Owned Subsidiaries	State of Organization
Altius Health Plans Inc. (Does business as Altius)	Utah
Carelink Health Plans, Inc.	West Virginia
Coventry Consumer Advantage, Inc.	Delaware
CHC Casualty Risk Retention Group, Inc.	Vermont
Coventry Financial Management Services, Inc.	Delaware
Coventry Health and Life Insurance Company	Delaware
Coventry Health Care Investment Corporation	Delaware
Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware
Coventry Health Care, Inc.	Delaware
Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware
Coventry Health Care of Georgia, Inc.	Georgia
Coventry Health Care of Iowa, Inc.	Iowa
Coventry Health Care of Kansas, Inc.	Kansas
Coventry Health Care of Louisiana, Inc.	Louisiana
Coventry Health Care of Nebraska, Inc.	Nebraska
Coventry Health Care of Pennsylvania, Inc.	Pennsylvania
Coventry Management Services, Inc.	Pennsylvania
Coventry Health Care National Network, Inc.	Delaware

Exhibit 21

Wholly Owned Subsidiaries	State of Organization
Coventry Healthcare National Accounts, Inc.	Delaware
Coventry PDP Rebate Administrators, LLC	Delaware
Coventry Pharmacy Rebate Administrators	Delaware
Coventry Health Care Workers Compensation, Inc. and Subsidiaries:	Delaware
Coventry Independent Medical Exams of Texas, PA	Texas
First Script Network Services, Inc.	Nevada
FOCUS Healthcare Management, Inc.	Tennessee
Medical Examinations of New York, P.C. d/b/a Coventry Independent Medical Examinations	New York
MetraComp, Inc.	Connecticut
Coventry Product Services, Inc.	Delaware
Coventry Prescription Management Services, Inc.	Nevada
Coventry Services Corporation	Delaware
Coventry Transplant Network, Inc.	Delaware
First Health Group Corp. and it subsidiaries:	Delaware
Cambridge Life Insurance Company	Missouri
Claims Administration Corp.	Maryland
FHC, Inc.	Ontario
First Health Life & Health Insurance Company	Texas

Exhibit 21

Wholly Owned Subsidiaries	State of Organization
First Health Services Corporation and subsidiaries:	Virginia
First Health Services of Florida, Inc.	Florida
First Health Services of Montana, Inc.	Montana
First Health Strategies, Inc.	Delaware
Health Care Management, Inc.	Delaware
First Health Insurance Corporation	Illinois
Florida Health Plan Administrators, LLC and it subsidiaries:	Florida
Carefree Insurance Services, Inc.	Florida
Summit Health Plan, Inc.	Florida
Vista Healthplan, Inc.	Florida
Vista Healthplan of South Florida, Inc.	Florida
Group Health Plan, Inc.	Missouri
Group Health Plan of Delaware, LLC	Delaware
HealthAmerica Pennsylvania, Inc.	Pennsylvania
HealthAssurance Financial Services, Inc.	Delaware
HealthAssurance Pennsylvania, Inc. (Formerly Health PASS, Inc.)	Pennsylvania
HealthCare USA of Missouri, LLC	Missouri
HealthCare USA of Tennessee, Inc. (formerly CHCCares, Inc.)	Tennessee

Exhibit 21

Wholly Owned Subsidiaries	State of Organization
MHNet Specialty Services, LLC (formerly, Coventry Specialty Services, LLC)	Maryland
Mental Health Associates, Inc.	Louisiana
Mental Health Network, Inc.	Louisiana
Mental Health Network of New York, Inc.	New York
MHNet Life and Health Insurance Company	Texas
MHNet of Florida, Inc.	Florida
Unipsych Corporation	Florida
Unipsysch Benefit, Inc.	Florida
Unipsych Systems, Inc.	Florida
The Bradman Network, Inc.	Florida
Unipsych Management Services, Inc.	Florida
OmniCare Health Plan, Inc.	Minnesota
PersonalCare Insurance of Illinois, Inc.	Illinois
Provider Synergies, LLC	Ohio
Southern Health Services, Inc. (Also does business as Coventry Health Care or Coventry)	Virginia
WellPath Preferred Services, Inc.	North Carolina
WellPath Select, Inc.	North Carolina
WellPath of South Carolina, Inc.	South Carolina
Carefree Insurance Services, Inc.	Florida
Group Dental Service, Inc.	Maryland
Group Dental Service of Maryland, Inc.	Maryland

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